1 FIRST QUARTER 2021 EARNINGS PRESENTATION May 6, 2021

2 Disclaimer This presentation may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, and may cause the Company’s actual results to differ significantly from those expressed in any forward- looking statement. Factors that might cause such a difference include, without limitation, the impact of COVID-19 on the global economy, including the Company’s businesses, the Company’s common stock price, the Company’s ability to meet 2023 targets in the amounts expected or at all, whether the Company will capitalize on the powerful secular tailwinds supporting the continued growth and investment in digital infrastructure, whether the Company’s wellness infrastructure segment, including contractual rent collections, will continue to perform well despite ongoing impacts of COVID-19, the Company’s ability to continue driving strong growth in its digital business and accelerating its digital transformation, including whether the Company will continue to lower corporate expenses and achieve earnings rotation through divestment of legacy businesses and assets, the impact of the digital transformation on the Company’s earnings profile, the Company’s ability to collaborate with its partner companies and customers to build the next-generation networks connecting enterprises and consumers globally, whether the Company will realize the anticipated benefits of Wafra’s strategic investment in the Company’s digital investment management business, including whether the Wafra investment will become subject to redemption and the amount of commitments Wafra will make to the Company’s digital investment products, the Company’s ability to raise third party capital in its managed funds or co-investment structures and the pace of such fundraising (including as a result of the impact of COVID-19), whether the DCP II fund raising target will be met, in the amounts anticipated or at all, the performance of DataBank, including zColo, the success and performance of the Company’s future investment product offerings, including a digital credit investment vehicle, whether the Company will realize the anticipated benefits of its investment in Vantage SDC, including the performance and stability of its portfolio, the pace of growth in the Company’s digital investment management franchise, the Company’s ability to continue to make investments in digital assets onto the balance sheet and the quality and earnings profile of such investments, the resilience and growth in demand for digital infrastructure, whether the Company will realize the anticipated benefits of its securitization transactions, the Company’s ability to simplify its business and continue to monetize legacy businesses/OED assets, including the timing and amount of proceeds to be received by the Company, if any, and its impact on the Company’s liquidity, whether warehoused investments will ultimately be transferred to a managed investment vehicle or at all, the impact of impairments, the level of expenses within the wellness infrastructure segment and the impact on performance for the segment, the ability to and timing of an exit from the Company’s wellness infrastructure segment and CLNC, whether the Company will maintain or produce higher Core FFO per share in the coming quarters, or ever, the Company’s FRE and FEEUM and its ability to continue growth at the current pace or at all, whether the Company will continue to pay dividends on its preferred stock, the impact of changes to the Company’s management or board of directors, employee and organizational structure, the Company’s financial flexibility and liquidity, including borrowing capacity under its revolving credit facility (including as a result of the impact of COVID-19), the use of sales proceeds and available liquidity, the performance of the Company’s investment in CLNC (including as a result of the impact of COVID-19), whether the Company will further extend the term of its revolving credit facility, including the CLNC share price as compared to book value and how the Company evaluates the Company’s investment in CLNC, the impact of management changes at CLNC, the Company’s ability to minimize balance sheet commitments to its managed investment vehicles, customer demand for datacenters, the Company's portfolio composition, the Company's expected taxable income and net cash flows, excluding the contribution of gains, the Company’s ability to pay or grow the dividend at all in the future, the impact of any changes to the Company’s management agreements with NorthStar Healthcare Income, Inc. and other managed investment vehicles, whether the Company will be able to maintain its qualification as a REIT for U.S. federal income tax purposes, the timing of and ability to deploy available capital, including whether any redeployment of capital will generate higher total returns, the Company’s ability to maintain inclusion and relative performance on the RMZ, the Company’s leverage, including the Company’s ability to reduce debt and the timing and amount of borrowings under its credit facility, increased interest rates and operating costs, adverse economic or real estate developments in the Company’s markets, the Company’s failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, increased costs of capital expenditures, defaults on or non-renewal of leases by tenants, the impact of economic conditions (including the impact of COVID-19 on such conditions) on the borrowers of Colony Capital’s commercial real estate debt investments and the commercial mortgage loans underlying its commercial mortgage backed securities, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, and other risks and uncertainties, including those detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, each under the heading “Risk Factors,” as such factors may be updated from time to time in our subsequent periodic filings with the U.S. Securities and Exchange Commission (“SEC”). All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the SEC. The Company cautions investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this presentation. The Company is under no duty to update any of these forward-looking statements after the date of this presentation, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so. This presentation may contain statistics and other data that has been obtained or compiled from information made available by third-party service providers. The Company has not independently verified such statistics or data. This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This information is not intended to be indicative of future results. Actual performance of the Company may vary materially.

3 Agenda # Section 1 Q1 Highlights 2 Financial Results 3 Executing the Digital Playbook 4 Q&A

4 1 1Q 2021 Highlights

5 2021 Finish the Mission Harvest Legacy & Streamline Organization Continue Investing in High-Quality Digital Assets Further Expand Digital Investment Management Last year, we stabilized the base and delivered on our commitments. In 2021, we are focused on “Finishing The Mission” as we enter the final stages of our digital transformation.

6 Harvest Legacy & Streamline Organization CLNY has already made significant progress towards its 2021 targets with Digital AUM now at 70% of total AUM as key strategic legacy monetizations have been executed CLNC Management Contract Internalized Tolka Irish NPL Portfolio $350m sale, $100M net proceeds THL Portfolio Hotels Portfolios Closed Mar 30 Wellness CLNC Legacy OED / IM Digital As of May 6, 2021 70% Digital Wellness CLNC Hotel Legacy OED / IM Digital 58% Digital 4Q20 Actual Net AUM Reduction (Stock ownership) $3.7B $2.5B $0.8B

2021 Head Start: Investing in High-Quality Digital

Four significant investments already in-flight out of DCP II with projected commitments of $3 to $4 billion, leveraging Digital Colony's deep operating expertise and global presence

DATA BANK – United States
VANTAGE – United States, Canada
beanfield – Canada
aptum – Canada, U.S. and U.K.
FreshWave Group – U.K.
DIGITA – Finland
verticalbridge – United States
extenet – United States
zayo – North America, Europe
Wildstone – U.K.
VANTAGE – Europe

boingo — United States *Small Cells / DAS*	VANTAGE TOWERS — Europe *Cell Towers*	edgepoint infrastructure — Asia *Cell Towers*	AGILE DATA CENTERS — Asia *Hyperscale Data Centers*
▪ Leading US indoor/venue wireless solutions provider ▪ DCP II take-private investment at $14/share, $840M TEV ▪ Leveraged to emerging demand for converged indoor wireless solutions (5G, Wifi6, CBRS)	▪ Vodafone European towerco spin-out ▪ DCP II €500M cornerstone investment, with potential follow-on ▪ Deal unlocks/highlights embedded value in VOD ▪ Lease up opportunity as European networks densify with 5G	▪ Asian tower platform ▪ Partnering with established mgmt team to build Asean tower platform ▪ Leveraged to strong regional growth dynamics ▪ Ability to apply Digital Colony playbook from other markets and prior investment cycles	▪ Asia Pacific hyperscale platform ▪ Backing experienced mgmt team to capitalize on persistent, strong growth in cloud infrastructure demand across AsiaPac region ▪ Opportunity to deploy significant capital over time

Deal Pending Shareholder Approval

MTP – Mexico
atp – Colombia, Peru & Chile
HIGHLINE – Brazil
SEALA – Brazil

ColonyCapital

(1) Dollar amounts represent projected equity requirements per platform inclusive of co-investments and joint venture equity needs

7

8 Continuing to Grow Our Digital IM Franchise Long-term contracted fee streams drive stable, predictable earnings that compound over time, similar to our digital operating revenues Q1 Update +$830M New Capital Formation +30% YOY Note: Individual components of graph are not to scale

9 Complete transformation of the business formerly known as Colony Capital Significant Changes Since Last May Annual Meeting AlignmentESGLeadership Governance  Wholesale change in board composition …more focused …more diverse …more digital  Refresh - 50% of Board new in past year  First independent director, Nancy Curtin, named Board Chairperson in April 2021  Complete rotation in executive leadership  CLNY now led by Marc Ganzi, track record of success and deep expertise investing and operating digital infrastructure assets  ‘Promises Made/Promises Kept’ mantra. Accelerating to complete the digital pivot, delivering ahead of plan  Significant personal investments across team creates meaningful alignment with investors  75% of incentive comp tied to achieving corporate financial metrics  Long term incentives increasingly performance- based  CLNY commits to industry- leading Net Zero 2030 initiative  Introduction of compensation and incentive structures partially tied to new ESG initiatives  Cultural refresh with entrepreneurial meritocracy that embraces diversity, equity and inclusion

10 2019 Profound Governance Changes In the past year, the board has been refreshed to be more diverse, right-sized and more focused on the new digital mission  Focused board reduced from 12 to 10 members  Significant increase in digital expertise, 50% of board with tech/telco backgrounds, augments strong financial markets experience 2021  5 new members, newly appointed Board Chair  Board is transforming along with company's rotation to digital  Composition and refreshment is a key focus driving the transformation J. Braxton Carter CFO, T-Mobile (Retired) Gregory J. McCray CEO, FDH Infrastructure Services Jeannie H. Diefenderfer CEO, courageNpurpose, Verizon (Prior) Shaka Rasheed Managing Director, Microsoft Marc Ganzi CEO, Colony Capital Nancy Curtin CIO, Alvarium Investments Female 2021 Board Diversity 2019 Board Diversity Male Female/ Ethnic Minorities Male Focused Digital Expertise Board Refreshment Diverse Experience and Background NEW BOARD CHAIR

11 2020 Financial Results2

1Q21 Summary Results

($ millions except per share & AUM)	1Q20	4Q20	1Q21	Y/Y%
Total Company				
Consolidated Revenues	$217.2	$284.2	$315.7	+45%
Adjusted EBITDA (CLNY OP Share)	$36.0	$43.7	$56.1	+56%
Core FFO	($12.1)	($17.6)	$4.1	N/M
per share	($0.02)	($0.03)	$0.01	$0.03
Net Income (CLNY Shareholder)	($361.6)	($140.6)	($264.8)	N/M
per share	($0.76)	($0.30)	($0.56)	
AUM ($B)	$48.1	$52.0	$46.1	(4%)
% Digital	43%	58%	69%	+26%
Legacy Monetizations	$243	$311	$96	N/M
Core Digital Segments[1]				
Consolidated Revenues	$64.3	$151.9	$218.7	+240%
CLNY share of Revenues	$28.1	$37.6	$52.6	+87%
Consolidated FRE /Adjusted EBITDA	$26.2	$65.1	$99.0	+278%
CLNY Share of FRE / Adjusted EBITDA	$13.3	$11.9	$26.1	+96%
Core FFO	$10.7	$4.5	$15.6	+45%
AUM ($B)	$20.6	$30.0	$32.0	+55%

Note: Historical comparative figures have been recast to exclude the results of discontinued operations except for AUM and legacy monetizations.

(1) Core FFO has been redefined to better align with our digital transformation and notably excludes realized gains or losses (except in the Digital Other segment), fair value gains and losses and unrealized carried interest (refer to the enclosed detailed definition); Comparative periods have been recast with the new definition.

(2) Includes Digital Operating and Digital Investment Management segments. Excludes Digital Other segment.

ColonyCapital

12

13 $45.1 $127.5 $189.2 $19.2 $24.4 $29.5 $64.3 $151.9 $218.7 1Q20 4Q20 1Q21 Digital Operating Digital IM Consolidated Digital Adjusted FRE + EBITDA(1)Core Digital Revenues(1) Digital Earnings Summary Consolidated Digital Revenues increased to $219M in 1Q21, driven primarily the zColo acquisition in 4Q20 for Digital Operating and new fees from the first closing of DCP II(2) The growth in revenues drove the increase in Consolidated Digital Adjusted FRE and Digital Operating Adjusted EBITDA to $96M(1) in 1Q21 while margins remained stable (1) Includes Digital Operating and Digital Investment Management segments. Excludes Digital Other segment. (2) Staged over 4Q20 and 1Q21. (3) 4Q20 FRE has been adjusted to add back a $5.7M one-time outperformance incentive expense for the successful DCP II first closing; 1Q21 FRE has been adjusted to remove a $2.7M benefit from reversing unused portions of the one-time incentive in 4Q20. ($ in millions) ($ in millions) 100% 69% 69% 20% 16% 17% CLNY % Digital IM Digital Operating 100% 69% 69% 20% 16% 18% Q/Q $16.1 $60.5 $80.8 $10.1 $10.3 $15.5 $26.2 $70.8 $96.3 41% 47% 45% 1Q20 4Q20 1Q21 Digital Operating Digital Adjusted FRE Combined Margin Q/Q 3 3 3 3

14 As part of the Digital Transformation, the Company has completed strategic divestitures and undergone cost rationalization efforts that have significantly decreased G&A to operate more efficiently Simplification of Cost Structure and G&A Total G&A(1) Non-Digital, $205 Non-Digital, $169 Non-Digital, $88 Digital, $27 Digital, $49 Digital, $63 $232 $219 $151 2019 G&A 2020 G&A 1Q21 Annualized G&A ($s in millions) (1) Digital G&A is presented on a consolidated basis inclusive of Wafra’s share, but excludes Digital Operating G&A given it is not a direct cost incurred by the Company. Digital Bridge was acquired in July 2019, as such, 2019 Digital G&A is presented on an annualized basis for comparability. 1Q21 annualized G&A excludes G&A related to divested segments (Hospitality and CLNC’s investment management) and discontinued operations (the majority of the Other segment). 376 300 201 2019 EOY 2020 EOY 1Q-2021 (ex. DiscOps) Non-Digital & Corporate Headcount Rotation 22 16 11 2019 EOY 2020 EOY 1Q-2021 (ex. DiscOps) # of Offices Right-Sizing the CLNY Footprint

Stable to Significant Growth...

Investment Management

Increased FEEUM by $6B during 2020, with the majority raised in 4Q20; this success in capital raising driven by the investment in professionals and G&A made throughout 2020

As such, FRE has been stable during 2020 with significant growth manifesting in 1Q21



Annualized Digital Fee Revenues
$76M
$79M
$85M
$100M
$124M
1Q20
2Q20
3Q20
4Q20
1Q21



Annualized Digital IM FRE[1]
$40M
$38M
$40M
$41M
$62M
1Q20
2Q20
3Q20
4Q20[2]
1Q21[2]

Digital Operating (CLNY OP)

Significant growth in revenues and earnings due to continued rotation of CLNY's balance sheet into high quality digital assets, notably Vantage SDC in July 2020 and zColo in December 2020 as well strong performance from DataBank, which was acquired in December 2019



Annualized Digital Operating Revenues
$36M
$34M
$62M
$84M
$131M
1Q20
2Q20
3Q20
4Q20
1Q21



Annualized Digital Operating EBITDA
$13M
$13M
$28M
$39M
$58M
1Q20
2Q20
3Q20
4Q20
1Q21

(1) Annualization of quarterly results are adjusted for certain one-time items including those noted in footnote 2.
(2) 4Q20 FRE has been adjusted to add back a $5.7M one-time outperformance incentive expense for the successful DCP II first closing; 1Q21 FRE has been adjusted to remove a $2.7M benefit from reversing unused portions of the one-time incentive in 4Q20.

15

...Tracking to 2021 Guidance and 2023 Targets

Investment Management

1Q21 annualized run-rate results are tracking to 2021 guidance as we continue to **forecast $3.5 to $4.0B of capital raising during 2021**

Based on our longer-term view of product offerings and fundraising expectations, we have **lifted the bottom end of the 2023 FRE Target from $80M to $90M**


Annualized Digital Fee Revenues
$84M
$124M
$150M
$140M
$200M
$160M
RANGE
20-30%
Projected
Annual Growth
2020
Actual
1Q21
Run-Rate
2021
Guidance
2023
Targets


Annualized Digital IM FRE
$39M
$62M
$85M
$80M
$110M
$90M
RANGE
30-40%
Projected
Annual Growth
2020 1
Actual
1Q21 1
Run-Rate
2021
Guidance
2023
Targets

Digital Operating (CLNY OP)

1Q21 annualized run-rate results are in line with the 2021 guidance range with room for significant improvement upon a potential new acquisition, which would be funded by **$400 to $600M of monetizations targeted during 2021**

Anticipate achieving 2023 Targets through organic growth, bolt-on acquisitions and new investments


Annualized Digital Operating Revenues
$54M
$131M
$135M
$125M
$500M
$400M
RANGE
Organic growth and
acquisitions to drive
significant growth
2020
Actual
1Q21
Run-Rate
2021
Guidance 2
2023
Targets


Annualized Digital Operating EBITDA
$23M
$58M
$58M
$53M
$225M
$175M
RANGE
Organic growth and
acquisitions to drive
significant growth
2020
Actual
1Q21
Run-Rate
2021
Guidance 2
2023
Targets

ColonyCapital

(1) 2020 has been adjusted to add back $5.7M one-time outperformance incentive for successful DCP II capital raising. 1Q21 Run-Rate has been adjusted to remove a $2.7M benefit from reversing unused portions of the one-time incentive in 4Q20.

(2) Represents solely full year contributions of existing investments without consideration of new deployment. The company will look to update guidance at the June 2021 Investor Day.

16

17 Executing the Digital Playbook3

Digital Operating – Overview

Colony is experiencing strong momentum at its two primary digital operating businesses DataBank and Vantage SDC

DATABANK

VANTAGE DATA CENTERS YIELDCO

DataBank		Vantage
Premier edge/colocation data center platform with nationwide US footprint	Overview	North American portfolio of stabilized hyperscale data centers
65 data centers / 29 edge markets served	Portfolio	12 data centers / 6 hyperscale markets
~$3.0B Initial Acquisition Value	Initial Acquisition Value	~$3.7B Initial Acquisition Value
$334 million balance sheet investment, Dec 2019/Dec 2020	Investment	$200 million balance sheet investment, Jul/Oct 2020
'Minority Control' structure; 20% interest	Ownership	'Minority Control' structure; 13% interest

Key perspectives/milestones:

zColo

EdgePresence

- Dec 2020, $1.4 billion acquisition of zColo led by Colony Capital, portfolio of 44 data centers from Zayo
- Oct 2020, $30 million strategic investment in EdgePresence
- Feb 2021, $658 million offering of securitized notes - first of its kind in the enterprise data center sector

Key perspectives/milestones:

- Oct 2020, Vantage SDC raised $1.3 billion in securitized notes at a blended interest rate of 1.8% primarily to refinance existing debt, extending its debt maturities and lowering its overall cost of debt

18

Strong Digital Operating Performance

Strong Secular Tailwinds



AI / Big Data
IoT
AR / VR
Cloud
2010
Today
2025

Scalable Extensible Platforms

VANTAGE DATA CENTERS
United States
Hyperscale Data Centers
Jul/Oct 2020

DATABANK
Premier Edge
Data Centers
Dec 2019/Dec 2020

280 MW of Total Compute Power

Increasing Cloud Demand

Google, Facebook, Apple, NVIDIA, salesforce, ORACLE, Microsoft

Strong Lease Up



Bookings
$23m
1Q'20
2Q'20
3Q'20
4Q'20
1Q'21

Low Turnover



Churn %
1.3%
1Q'20
2Q'20
3Q'20
4Q'20
1Q'21

Stable and Robust Revenue Growth



2%
Contracted Escalation %
7.5yrs
Target Avg New Lease Term (years)
$171m
$743m
2020
2021
Monthly Recurring Revenue (annualized)

ColonyCapital

Note: Please reference the supplemental financial disclosures for the definition of Bookings and Quarterly Churn

19

20 Growth Capex 67% Maintenance Capex 4% Distributions 29% Performance Drives Capital Deployment Note: Please reference the supplemental financial disclosures for the definition of Adjusted EBITDA Number of Datacenters Total Rentable Square Footage (k) 19 76 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 411 1,792 1Q'20 2Q'20 3Q'20 4Q'20 1Q'21 Digital Operating Consolidated Adjusted EBITDA & Capital Deployment $16.1 $80.8 5.6% 2.4% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 1Q'20 1Q'21 Adjusted EBITDA Maintenance CAPEX % EBITDA $52.3M Deployed  Strong Secular Tailwinds driving stable and strong growth in Datacenters  Stable and contracted economics generate high cash yield characteristics  Scalable and extensible platforms drive continued capital deployments YoY Growth YoY Growth

Digital Operating – Impact of Strategic Finance

Key pillar of Digital Colony Playbook, Strategic Finance, adding tangible value to DataBank and Vantage Stabilized Data Centers

	DATABANK	VANTAGE DATA CENTERS YIELDCO
Highlight	First ever enterprise data center securitization	Upsized deal from $925M to $1.3B due to significant demand
Size	$658 million	$1,300 million
Rating	Primarily A-	A-
Rate / Tenor	2.3% / 5 years	1.8% / 5 & 7 year tranches
Issuance	February 2021	September 2020

Pioneering Digital Infrastructure Financings

Digital Colony has executed **14** securitizations totaling approximately **~$6B** to-date

First of its kind...

- Hyperscale Data Center Securitization (Vantage)
- Enterprise Data Center Securitization (DataBank)
- Small Cell Securitization (ExteNet)

~$2.0B New DataBank and Vantage Bonds

+250bps Blended Reduction in Borrowing Cost

+$300M 5-Yr Incremental Cash Flows

Flow Through to CLNY Shareholders

+$50M CLNY Share of Incremental 5Yr Cash Flow

+130bps Increase in estimated IRR

ColonyCapital

21

22 $53m-$58m 2021 Guidance Core Organic Growth New Builds New Platforms, M&A 2023 Guidance 4-6% YoY 2-3% YoY $175m-$225m Cash Revolver OED Wellness CLNC +$2.0B Dry Powder THE DIGITAL COLONY PLAYBOOK Deal Underwriting Strategic Finance Asset Management  Proprietary Deal Flow  17.5-20x Entry Multiple  Top Investment Team  Digital Operators  40% to 50% LTV  Opportunistic ABS  Improved Cost of Debt  Improved FCF Yield  Customer Relationships  Low Churn <1.5%  4%-6% Organic Growth  Expansive DCP Footprint Deploy $1.5B Dry Powder Implement DCP Playbook Deploy CLNY Dry Powder ($B) $1.5 Loan to Value 40% 50% Total Fire Power ($B) $2.5 3.0 Avg. Site CF Multiple 17.5x - 20x Incremental EBITDA $125 - $175 3 1 2 3 Digital Operating 2023 Build Up Incremental EBITDA Math

23 4 Q&A Session

Non-GAAP Reconciliations

Core Funds from Operations *(in thousands, except per share)*	Total CLNY for the Three Months Ended March 31, 2021	Total CLNY December 31, 2020	Total CLNY March 31, 2020	Core Digital Segments[3] for the Three Months Ended March 31, 2021	Core Digital Segments[3] December 31, 2020	Core Digital Segments[3] March 31, 2020
Net income (loss) attributable to common stockholders	$ (264,806)	$ (140,575)	$ (361,633)	$ (3,381)	$ (3,801)	$ (1,040)
Adjustments for FFO attributable to common interests in Operating Company and common stockholders:						
Net income (loss) attributable to noncontrolling common interests in Operating Company	(27,896)	(15,411)	(39,601)	(356)	(413)	(114)
Real estate depreciation and amortization	184,762	136,245	130,523	120,414	75,389	27,590
Impairment of real estate	106,077	31,365	308,268	–	–	–
Gain from sales of real estate	(38,102)	(26,566)	(7,933)	–	–	–
Less: Adjustments attributable to noncontrolling interests in investment entities	(188,496)	(79,874)	(82,329)	(100,245)	(63,359)	(21,944)
FFO attributable to common interests in Operating Company and common stockholders	(228,461)	(94,816)	(52,705)	16,432	7,816	4,492
Adjustments for Core FFO attributable to common interests in Operating Company and common stockholders:						
Non-real estate (gains) losses, excluding realized gains or losses within the Digital Other segment	267,812	144,060	(117,739)	(255)	(1,013)	(47)
CLNC dividend adjustments	55,648	16,071	42,112	–	–	–
Equity-based compensation expense	19,299	8,289	8,732	1,841	1,378	589
Straight-line rent revenue and expense	17,225	(6,403)	(2,025)	(1,018)	(3,504)	1,300
Amortization of acquired above- and below-market lease values, net	6,005	(1,229)	(3,519)	695	974	(1,500)
Debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts	45,627	25,034	15,049	1,703	16,797	–
Restructuring and transaction-related charges[1]	34,482	21,887	15,568	–	5	–
Non-real estate fixed asset depreciation, amortization and impairment	20,563	14,950	92,230	3,813	3,350	9,043
Tax effect of Core FFO adjustments, net	(34,480)	(13,110)	(2,927)	(13,034)	(8,382)	(5,989)
Net unrealized carried interest	189	(5,734)	9,230	189	(5,632)	–
Less: Adjustments attributable to noncontrolling interests in investment entities	(217,706)	(141,791)	3,786	5,194	(7,251)	2,816
Less: CFFO from discontinued operations	17,854	15,148	(19,856)	–	–	–
Core FFO attributable to common interests in Operating Company and common stockholders	$ 4,057	$ (17,644)	$ (12,064)	$ 15,560	$ 4,538	$ 10,704
W.A. number of common OP units outstanding used for Core FFO per common share and OP unit[2]	537,033	536,694	536,516			
Core FFO per common share / common OP unit	$ 0.01	$ (0.03)	$ (0.02)			

	December 31, 2020
4Q20 Core FFO, as recast	(17,644)
OED & Other Investment Management moved to discontinued operations	9,852
CLNC revised from share of Distributable Earnings to declared dividends	8,573
Deferred taxes	5,594
Non-real estate gains (losses), excluding realized gains or losses within the Digital Other segment & unrealized carried interest	11,821
4Q20 Core FFO, ex-losses, as previously reported	$ 18,197

(1) Transaction-related costs primarily represent costs and charges incurred as a result of corporate restructuring and reorganization to implement the digital evolution. These costs and charges include severance, retention, relocation, transition, shareholder settlement and other related restructuring costs, which are not reflective of the Company's core operating performance and the Company does not expect to incur these costs subsequent to the completion of the digital evolution.
(2) Calculated based on weighted average shares outstanding including participating securities and assuming the exchange of all common OP units outstanding for common shares.
(3) Includes Digital Operating and Digital Investment Management segments; excludes Digital Other.

24

Non-GAAP Reconciliations

(In thousands)	Three Months Ended March 31, 2021	December 31, 2020	March 31, 2020
CLNY Share of Core Digital Revenues			
Total Revenues	$218,700	$151,921	$64,506
Less: Non-controlling interest	(166,102)	(114,360)	(35,942)
CLNY pro-rata share of Revenues	**$52,598**	**$37,561**	**$28,564**
Digital Net Income (Loss)			
Digital Investment Management	$6,041	$1,840	$2,534
Digital Operating	(62,844)	(52,902)	(18,295)
Digital Other	7,869	19,788	(3,459)
Digital Net Income (Loss)	**($48,934)**	**($31,274)**	**($19,220)**
Digital Investment Management FRE Determined as Follows			
Net income (loss)	$6,041	$1,840	$2,534
Adjustments:			
Interest income	(1)	(1)	(30)
Depreciation and amortization	8,912	6,421	6,603
Compensation expense– equity-based & incentive	1,500	1,649	589
Administrative expenses– straight-line rent	(2)	(1)	16
Fee Income – intercompany	1,622	862	-
Investment and services expense	32	204	-
Placement fee	59	1,202	-
Equity method earnings (losses)	195	(6,744)	(3)
Other gain (loss), net	(165)	(102)	(44)
Income tax expense (benefit)	7	(757)	394
Fee related earnings	**$18,200**	**$4,573**	**$10,059**
(Deduct) Add one-time incentive	(2,744)	5,701	-
Fee related earnings (adjusted)	**$15,456**	**$10,274**	**$10,059**
Fee income	$29,443	$24,191	$18,944
Fee Income – intercompany	1,622	862	-
Other income	54	183	204
Compensation expense– cash	(10,852)	(18,353)	(6,964)
Administrative expenses	(2,067)	(2,310)	(2,125)
Fee related earnings	**18,200**	**4,573**	**10,059**
CLNY ownership	64.0%	44.8%	100.0%
CLNY pro-rata share of FRE	**11,645**	**2,051**	**10,059**

(In thousands)	Three Months Ended March 31, 2021	December 31, 2020	March 31, 2020
Digital Operating Adjusted EBITDA Determined as Follows			
Net income (loss) from continuing operations	($62,845)	($52,902)	($18,295)
Adjustments:			
Interest expense	31,133	41,815	9,402
Income tax (benefit) expense	(12,268)	(6,967)	(5,730)
Depreciation and amortization	122,220	78,554	30,031
Other (gain) loss	4	200	-
EBITDAre	78,244	60,700	15,408
Straight-line rent expenses and amortization of above- and below-market lease intangibles	(399)	(2,607)	(338)
Interest income	-	(80)	-
Compensation expense– equity-based	308	728	-
Installation services	880	429	289
Transaction, restructuring & integration costs	1,767	1,367	748
Adjusted EBITDA	**$80,800**	**$60,537**	**$16,107**
CLNY ownership	17.9%	16.2%	20.0%
CLNY pro-rata share of Adjusted EBITDA	**$14,440**	**$9,800**	**$3,225**

(In thousands)	Three Months Ended March 31, 2021	December 31, 2020	March 31, 2020
Adjusted EBITDA (CLNY OP Share)			
Core FFO	$4,057	($17,644)	($12,064)
Adjustments:			
Less: Earnings of equity method investments	(4,794)	-	(19,175)
Plus: Preferred dividends	18,516	18,516	19,474
Plus: Core interest expense	34,351	34,767	40,798
Plus: Core tax expense	2,048	4,795	2,935
Plus: Non pro-rata allocation of income (loss) to NCI	1,415	1,904	2,973
Plus: Placement fees	40	823	-
Digital Operating installation services, restructuring, integration, and transactions costs	499	511	1,100
Adjusted EBITDA (CLNY OP Share)	**$56,132**	**$43,672**	**$36,041**

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26 Important Note Regarding Non-GAAP Financial Measures This presentation includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including the financial metrics defined below, of which the calculations may from methodologies utilized by other REITs for similar performance measurements, and accordingly, may not be comparable to those of other REITs. FFO: The Company calculates funds from operations (“FFO”) in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, which defines FFO as net income or loss calculated in accordance with GAAP, excluding (i) extraordinary items, as defined by GAAP; (ii) gains and losses from sales of depreciable real estate; (iii) impairment write-downs associated with depreciable real estate; (iv) gains and losses from a change in control in connection with interests in depreciable real estate or in-substance real estate, plus (v) real estate-related depreciation and amortization; and (vi) including similar adjustments for equity method investments. Included in FFO are gains and losses from sales of assets which are not depreciable real estate such as loans receivable, equity method investments, as well as equity and debt securities, as applicable. Core FFO: The Company computes core funds from operations (Core FFO) by adjusting FFO for the following items, including the Company’s share of these items recognized by its unconsolidated partnerships and joint ventures: (i) equity-based compensation expense; (ii) effects of straight-line rent revenue and expense; (iii) amortization of acquired above- and below-market lease values; (iv) debt prepayment penalties and amortization of deferred financing costs and debt premiums and discounts; (v) non-real estate depreciation, amortization and impairment; (vi) restructuring and transaction- related charges; (vii) non-real estate loss (gain), fair value loss (gain) on interest rate and foreign currency hedges, and foreign currency remeasurements except realized gain and loss from the Digital Other segment; (viii) net unrealized carried interest; and (ix) deferred taxes and the tax effect on certain of the foregoing adjustments. The Company’s Core FFO from its interest in Colony Credit Real Estate (NYSE: CLNC) represented the cash dividends declared in the reported period. The Company excluded results from discontinued operations in its calculation of Core FFO and applied this exclusion to prior periods. Beginning with the first quarter 2021, the Company revised the computation of Core FFO and applied this revised computation methodology to prior periods presented. FFO and Core FFO should not be considered alternatives to GAAP net income as indications of operating performance, or to cash flows from operating activities as measures of liquidity, nor as indications of the availability of funds for our cash needs, including funds available to make distributions. FFO and Core FFO should not be used as supplements to or substitutes for cash flow from operating activities computed in accordance with GAAP. The Company’s calculations of FFO and Core FFO may differ from methodologies utilized by other REITs for similar performance measurements, and, accordingly, may not be comparable to those of other REITs. The Company uses FFO and Core FFO as supplemental performance measures because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that captures trends in occupancy rates, rental rates, and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare its operating performance with that of other REITs. However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that resulted from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of its properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. FFO and Core FFO should be considered only as supplements to GAAP net income as a measure of the Company’s performance. Additionally, Core FFO excludes the impact of certain fair value fluctuations, which, if they were to be realized, could have a material impact on the Company’s operating performance. CLNY Operating Partnership (CLNY OP): The operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities. The Company is the sole managing member of, and directly owns approximately 90% of the common units in, CLNY OP. The remaining common units in CLNY OP are held primarily by current and former employees of the Company. Each common unit is redeemable at the election of the holder for cash equal to the then fair value of one share of the Company’s Class A common stock or, at the Company’s option, one share of the Company’s Class A common stock. CLNY OP share excludes noncontrolling interests in investment entities. Throughout this presentation, consolidated figures represent the interest of both the Company (and its subsidiary Colony Capital Operating Company or the “CLNY OP”) and noncontrolling interests. Figures labeled as CLNY OP share represent the Company’s pro-rata share. Adjusted Earnings before Interest, Taxes, Depreciation and Amortization: The Company calculates Adjusted EBITDA by adjusting Core FFO to exclude interest expense, preferred dividends, tax expense or benefit, earnings from equity method investments, placement fees, and for the Digital Operating segment, restructuring, transaction and integration costs, and revenues and corresponding costs related to the delivery of services that are not ongoing, such as installation services. The Company uses Adjusted EBITDA as a supplemental measure of our performance because they eliminate depreciation, amortization, and the impact of the capital structure from its operating results. However, because Adjusted EBITDA is calculated before recurring cash charges including interest expense and taxes and are not adjusted for capital expenditures or other recurring cash requirements, their utilization as a cash flow measurement is limited. Digital Operating Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA: The Company calculates EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts, which defines EBITDAre as net income or loss calculated in accordance with GAAP, excluding interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. The Company calculates Adjusted EBITDA by adjusting EBITDAre for the effects of straight-line rental income/expense adjustments and amortization of acquired above- and below-market lease adjustments to rental income, equity-based compensation expense, restructuring and integration costs, transaction costs from unsuccessful deals and business combinations, litigation expense, the impact of other impairment charges, gains or losses from sales of undepreciated land, and gains or losses on early extinguishment of debt and hedging instruments. Revenues and corresponding costs related to the delivery of services that are not ongoing, such as installation services, are also excluded from Adjusted EBITDA. The Company uses EBITDAre and Adjusted EBITDA as supplemental measures of our performance because they eliminate depreciation, amortization, and the impact of the capital structure from its operating results. However, because EBITDAre and Adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes and are not adjusted for capital expenditures or other recurring cash requirements, their utilization as a cash flow measurement is limited. Fee Related Earnings (“FRE”): The Company calculates FRE for its investment management business within the digital segment as base management fees, other service fee income, and other income inclusive of cost reimbursements, less compensation expense (excluding equity-based compensation), administrative expenses (excluding fund raising placement agent fee expenses), and other operating expenses related to the investment management business. The Company uses FRE as a supplemental performance measure as it may provide additional insight into the profitability of the overall digital investment management business. FRE is presented prior to the deduction for Wafra's 31.5% interest. Assets Under Management (AUM): Assets owned by the Company’s balance sheet and assets for which the Company and its affiliates provide investment management services, including assets for which the Company may or may not charge management fees and/or performance allocations. Balance sheet AUM is based on the undepreciated carrying value of digital investments and the impaired carrying value of non-digital investments as of the report date. Investment management AUM is based on the cost basis of managed investments as reported by each underlying vehicle as of the report date. AUM further includes uncalled capital commitments, but excludes CLNY OP’s share of non wholly-owned real estate investment management platform’s AUM. The Company's calculations of AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Fee-Earning Equity Under Management (FEEUM): Equity for which the Company provides investment management services and derives management fees and/or performance allocations. FEEUM generally represents the basis used to derive fees, which may be based on invested equity, stockholders’ equity, or fair value pursuant to the terms of each underlying investment management agreement. The Company's calculations of FEEUM may differ materially from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers.

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